Exhibit 10.88
FORM OF NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of the Date of Grant set forth on the Certificate of Grant to which this Award is attached (the “Grant Date”) between Aramark (formerly known as ARAMARK HOLDINGS CORPORATION), a Delaware corporation (the “Company”), and the Participant set forth on the Certificate of Grant of the Options attached to this Award and made a part hereof (the “Certificate of Grant”).

WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) or a subcommittee thereof, has agreed to grant to the Participant, as of the Grant Date, an option under the Company Amended and Restated 2013 Stock Incentive Plan (as may be
amended, the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Award, the Certificate of Grant and the Plan.

NOW, THEREFORE, in consideration of the promises and agreements contained in this
Award:

Section 1.    The Plan. The terms and provisions of the Plan are hereby incorporated into this Award as if set forth herein in their entirety. In the event of a conflict between any provision of this Award and the Plan, the provisions of the Plan shall control. A copy of the Plan has been provided to the Participant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan and the Certificate of Grant.

Section 2.    Option Award; Exercise Price; Exercise of Vested Option. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Award, the Company hereby grants to the Participant the option to purchase the number of Shares set forth on the Certificate of Grant (the “Option”), at the Exercise Price equal to the Exercise Price as set forth on the Certificate of Grant. Upon any exercise of any portion of any Vested Options, the payment of the Exercise Price may be made, at the election of the Participant, in any manner specified under Section 7(d) of the Plan, as such section is in effect on the Grant Date. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

Section 3.    Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the Expiration Date set forth on the Certificate of Grant, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 13 of the Plan) or this Award.

Section 4.    Vesting. Subject to the Participant’s not having a Termination of Relationship and except as otherwise set forth in Section 7 hereof, the Options shall become non- forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 4, the “Vested Options”) as follows:

(a)in such percentages as on such dates as set forth on the Certificate of Grant of this Award under “Vesting Schedule”; or

(b)in the event of a Termination of Relationship as a result of the
Participant’s death, Disability, or Retirement (other than a “Retirement with Notice” as defined below) (each, a “Special Termination”), the installment of Options scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become Vested Options, and the remaining Options which are not then Vested Options shall be forfeited. For purposes of this Award, “Retirement” shall mean with respect to a Participant, the retirement of such Participant upon or after achieving age 60 and five (5) years of employment with the Company, any of its Affiliates, and/or any of their respective predecessors and giving 30 days’ written notice of retirement to the Company; provided that such notice may be waived by the Chief Executive Officer or the Executive Vice President, Human Resources;

(c)upon a Termination of Relationship as a result of the Participant’s Retirement with Notice, the installment of Options scheduled to vest on the next two Vesting Dates (or one Vesting Date if there is only one remaining Vesting Date) following such Retirement with Notice shall remain outstanding and become Vested Options on such future Vesting Date(s), and the remaining Options which are not then Vested Options shall be forfeited;

(d)in the event of (i) the occurrence of a Change of Control and (ii) thereafter, a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the Change of Control, then each outstanding Option which has not theretofore become a Vested Option pursuant to Section 4(a) shall become a Vested Option on the date of such Termination of Relationship; or

(e)except as otherwise provided above with respect to a Special Termination or Retirement with Notice, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e. that portion which does not constitute Vested Options) shall terminate and cease to be outstanding on the date the Termination of Relationship occurs and shall no longer be eligible to become Vested Options.

As used herein, the term “Retirement with Notice” means Participant’s retirement from Aramark and its Affiliates after providing Aramark with at least twelve (12) months’ prior written notice of such intended retirement (and with such notice having been delivered upon or after the
Participant’s attainment of age 62) after achieving (consecutively or disregarding breaks in service) at least five (5) full years of employment with Aramark and its Affiliates (and for purposes of this Agreement, the term “Retirement Notice Period” means the period beginning on the date Participant provides written notice to Aramark of his or her Retirement with Notice and ending on the last day of the Retirement Notice Period, as stated in such notice); provided, however, that if the Company involuntarily terminates the Participant without Cause or the Participant dies or incurs a Disability after the Participant delivers the notice described in this sentence, such termination shall not fail to qualify as a “Retirement with Notice” by virtue of the termination occurring less than the number of months of the notice period after the notice date. In the event the Company involuntarily terminates the Participant without Cause after the Participant delivers the notice described in the preceding sentence, for purposes of this Section 4 and Section 7 below, the Participant shall not be treated as having had a Termination of Relationship prior to the effective date of the Retirement with Notice. All decisions made by the Committee with respect to any calculations pursuant to this Section 4 shall be made in good faith after consultation with senior management and shall be final and binding on the Participant absent manifest error by the Committee.

Section 5.    Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, in each case, incompliance with applicable laws. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other

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disposition of the Option contrary to the provisions of this Award or the Plan shall be null and void and without effect.

Section 6.     Participant’s Employment. Nothing in this Award shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Section 7.    Termination. The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(a)the Expiration Date;

(b)in the case of a Termination of Relationship due to a Special Termination, with respect to any Options that are vested as of the Termination of Relationship, the first anniversary of the Termination of Relationship;

(c)in the case of a Retirement with Notice, with respect to any Options that are or become vested upon or following the Termination of Relationship, the third anniversary of the Termination of Relationship;

(d)in the case of a Termination of Relationship other than (x) for Cause or (y) due to a Special Termination or Retirement with Notice, the 90th day following the Termination of Relationship; and

(e)the day of the Termination of Relationship in the case of a Termination of Relationship for Cause.

Section 8.    Data Protection. By accepting this Award, the Participant understands that the processing (including international transfer) of personal data will take place as set out in Exhibit A attached hereto for the purposes specified therein and if required by applicable law, rule or regulation.

Section 9.    No Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company until shares of Common Stock have been issued pursuant to the exercise of the Options hereunder and until such shares have been registered in the Company’s register of stockholders (including, without limitation, the right to any payment of any dividends paid on Shares (which prohibition does not prevent the Company, in its discretion, from providing dividend equivalent payments to the Participant or reducing the exercise price in respect of the Option pursuant to the Plan)).

Section 10.    No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

Section 11.    Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and

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delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to: Aramark
2400 Market Street
Philadelphia, PA 19103 Attention: General Counsel

If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13.    Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
Section 14.    Withholding. As a condition to exercising this Option in whole or in part, the Participant will pay, or make provisions satisfactory to the Company for payment of, any Federal, state, local and other applicable taxes required to be withheld in connection with such exercise in a manner that is set forth in Section 7(d) of the Plan.

Section 15. Adjustment to Option. In the event of any event described in Section 12 of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply.

Section 16.    Section 409A of the Code. This Option is intended to constitute a “stock right” within the meaning of Section 409A of the Code, and shall otherwise be subject to the provisions of Section 14(v) of the Plan.

Section 17.    Modification of Rights; Entire Agreement. The Participant’s rights under this Award, the Certificate of Grant and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award, the Certificate of Grant and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations,

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commitments, representations and agreements with respect thereto. For the avoidance of doubt, this Award, the Certificate of Grant and the Plan do not supersede any "Restrictive Covenant Agreement" (as defined below) or employment agreement between the Participant and the Company or its Affiliates.

Section 18.    Clawback upon Breach of Restrictive Covenants. In the event the Participant breaches the Participant’s “Restrictive Covenant Agreement” (as defined below) at any time during the Participant’s employment with the Company or within two years following the termination thereof, then without limiting any other remedies available to the Company (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Option and the Participant shall be required to return to the Company all Shares previously issued in respect of the Option (net of exercise price paid) to the extent the Participant continues to own such Shares or, if the Participant no longer owns such Shares, the Participant shall be required to repay to the Company the pre-tax cash value of such Shares calculated based on the Fair Market Value of such Shares on the date such Shares were issued to the Participant in respect of the Option. As used herein, the “Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-solicitation, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates.

Section 19.    Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Name: [(Per Certificate of Grant)] Date:    [Acceptance Date]
[Note: Grant will be accepted electronically.]

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Exhibit A

DATA PRIVACY NOTICE

(a)By participating in the Plan or accepting any rights granted under it, the Participant understands that the Company and its Affiliates and/or agents collect, use, store and process personal data relating to the Participant to fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing will take place as described in this data privacy notice (“Data Privacy Notice”).

These data will include data:

(i)already held in the Participant's records such as the Participant's name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;

(ii)collected upon the Participant accepting the rights granted under the Plan (if applicable); and

(iii)subsequently collected

by the Company or any of its Affiliates and/or agents in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)Personal data about the Participant as described in paragraph (a) above may be transferred not only within the country in which the Participant is based from time to time or within the European Economic Area1 (“EEA”), but also worldwide, to other Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

(ii)regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;

(iii)actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;

(iv)other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and
1 The European Economic Area is composed of 27 member states of the European Union plus Iceland, Liechtenstein and Norway.

(v)the Participant's family members, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be processed or transferred to, have an equal level of data protection as in Canada, the EU or EEA. Countries to which data are transferred include the United States and Bermuda. The Company, as the responsible data controller of any data processing for the purposes of the Plan, is located in the United States. For any transfers outside the country of origin of the personal data or with a third party, the Company will ensure that appropriate measures are in place to ensure an adequate level of protection for your personal data, including technical or contractual measures where necessary.

For European personal data, onward transfers of personal data within the United States and to Bermuda are generally undertaken with adequate safeguards in place to protect personal data, such as Standard Contractual Clauses issued by the European Commission, which are, where necessary, supplemented with additional measures to provide adequate protection of personal data.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or delete personal data about the Participant, restrict or object to the processing of personal data, or opt to receive personal data in a structured, commonly used, machine readable form which provides the ability to move, copy or transfer personal data to another controller by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain personal information about the Participant may be exempt from afore mentioned rights pursuant to applicable data protection laws. In addition, the Participant has the right to lodge a complaint with a competent data protection supervisory authority, in particular in the EU Member State where the Participant resides, works or the place of the alleged infringement. If the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(c)The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, it is essential that his/her personal data is processed in the manner described above.
(d)The Company will only retain personal data for as long as is required to satisfy the purposes as described in paragraph (a) above, except where otherwise provided or required by law (e.g. in connection with pending litigation).